Exhibit 10.19

LAND LEASE AGREEMENT

In Alcaraz, on November 4 , 2024 GATHERED On the one hand, Mr . JOSÉ GARCÍA BELMONTE, of legal age, of Spanish nationality , residing at Zarandona, Avenida Zarandona No . 39 , 30007 Murcia , with ID No . 22 . 311 . 252 - X, hereinafter referred to as "PROPERTY . " And on the other hand, Mr . José A . Mora Góngora, of legal age, with nationality Spanish national with ID number 79.203.459 - S, representing the commercial company NGE SPAIN SOLIA RENEWABLES SL , a Spanish entity with registered office in Seville, at Calle Virgen de Luján No . 50 , Block 2 , Ground Floor B, hereinafter identified as "DEVELOPER AND/OR LESSEE" . PARTIES Acting on behalf of the PROPERTY in its own name and right and considering itself to have sufficient legal capacity to enter into this lease agreement . A c t in g t h e D E V E L O P E R i n i t s ow n n am e r igh t an d andconsidering themselves to have sufficient legal capacity for this contract. DECLARE • That the PROPERTY is the owner of the full title to the rural properties described below, hereinafter referred to as "PROPERTY" or "PROPERTIES". • That the properties are registered in the name of the Owner in the Alcaraz Property Registry, free of liens and encumbrances, with the following cadastral references . Cadastral Referenc e Leased Area (Ha) Area Total C a da st r a l (Ha) Parcel Polygon No. Re f . 02008A046000370000PE 4 .7 66 7 4 .7 66 7 4 7 4 6 1 02076A002000010000FH 1 .8 05 1 1 .8 05 1 2 2 02076A002000020000FW 1 .2 59 1 1 .2 59 1 2 2 3 02076A002000030000FA 1 4. 546 4 1 4. 546 4 3 2 4 02076A002000040000FB 8 .0 42 8 8 .0 42 8 4 2 5 02076A003000820000FG 3 9, 57 7 3 9. 57 7 8 2 3 6 02076A003000830000FQ 3 3. 594 1 3 3. 594 1 8 3 3 7 103,S9I 2 103.591 2 The cadastral certification is attached to this document as "ANNEX 1 ," and the PROPERTY hereby undertakes to provide the DEVELOPER with the simple registry notes within ten (10) days of the signing of this contract .

DEVELOPER shall register the simple notes within ten (10) days of signing this contract . • The DEVELOPER expresses its interest in the economic exploitation of the Properties through the construction and installation therein of the elements necessary to develop a business project consisting of the operation of a type IV data center and a photovoltaic solar plant of a power to be determined (hereinafter the "PROJECT") . • T h a t th e P R O P E RT Y i s i nt er e s t e d i n im p r o v i n g t og e t h e r t h e DEVELOPER a lease agreement on the PROPERTIES, consenting to and accepting the aforementioned agreement. STIPULATIONS FIRST : Legal regime This contract is entered into under the provisions of the Civil Code , and is governed by the will of the Parties expressed in the contract, and supplementarily by the provisions of the aforementioned Code, Royal Legislative Decree 7 / 2015 of October 30 , which approves the revised text of the Law on Land and Urban Rehabilitation, and the Civil Law of the Autonomous Community where the property is located . SECOND : Condition of the properties The lessor declares that the PROPERTIES are free of any encumbrances, as evidenced by the updated simple registry notes from the Property Registry of the municipality where the project is located , attached to this contract as ANNEX 2 , which must be provided by the PROPERTY within 10 days of the signing of this agreement . THIRD : Purpose of the contract The Lessor leases to the Lessee , who accepts it under the terms and conditions set forth in this contract , the PROPERTY, free of encumbrances and liens, as well as occupants and tenants . Likewise, it is received up to date with the payment of contributions, taxes, duties, and free of expenses of any kind generated by any concept inherent or accessory to it , remaining so throughout the term of the Contract . The Lessor expressly authorizes the Lessee to make full use and control of the leased area , as well as to demolish any existing buildings within it . In view of the purpose of the contract, which is the construction and operation of a data center and a photovoltaic plant , the lease includes the rights to the land, airspace , and subsoil .

FOURTH : Term, rent , and payment methods The rent to be paid by the LESSEE to the LESSOR as consideration for the rights granted under this contract, upon receipt of an invoice, shall be as follows : Phase I : Studies and Permits • This phase includes conducting engineering studies and obtaining all necessary permits for the construction of the data center and solar plant . The rent will be € 100 /ha per year for 24 months from the date of obtaining the connection point and the favorable urban compatibility report . In the event of an extension of the term due to a justified delay , additional payments of € 100 /ha per year of extension will be made . Phase II : Project Construction • During this phase, contractors will be selected and construction work will be carried out until the data center and solar plant are operational . The agreed annual rent for Phase III will be paid in proportion to the time elapsed between the start and completion of the works, with semi - annual payments in advance . The duration of this phase will be twelve (12) months, with the possibility of extension for a further six (6) months in the event of justified delay . Phase III : Project Operation • During this phase, which will last thirty - five (35) years from the completion of Phase II, the LESSEE will pay an annual rent of € 2 , 000 . Payment will be made every six months in advance, in the first fifteen days of each semester . F IFTH : Rent Review The rent shall be reviewed annually in accordance with the variation in the CPI published by the INE or any index that replaces it . If the CPI is negative, the corresponding review shall not be carried out . SIXTH : Rights and obligations of the parties The PROPERTY shall cooperate in good faith in the procedures necessary for the project, authorizing the DEVELOPER to occupy the necessary parts of the PROPERTIES and carry out the necessary infrastructure works .

SEVENTH : Permits, licenses, and authorizations Obtaining all the necessary permits for the project shall be the sole responsibility of the DEVELOPER, who shall bear all related expenses . EIGHTH : Guarantees, sureties , and insurance The DEVELOPER shall be liable for all risks and shall comply with the legal provisions relating to the environment . It shall hold the PROPERTY harmless from any liability arising from the project . NINTH : Use of the property by the owner The PROPERTY may continue with agricultural activity until the start of construction . If the DEVELOPER requires prior eviction , the PROPERTY shall be compensated as established . TENTH : Breach and termination of the contract Breach of the provisions shall entitle the complying party to demand compliance or termination of the contract, with the right to claim damages . The DEVELOPER may terminate this lease agreement early and unilaterally, without incurring any penalty or paying any compensation to the PROPERTY during PHASE I . To do so, it must notify the PROPERTY in writing and in a reliable manner, with the termination taking effect from the date of notification . Notwithstanding the power granted in this Provision, the DEVELOPER may, in any case and at any time , with a minimum of 30 days' notice , terminate this contract without any penalty or compensation to the PROPERTY, in the event of any circumstance, of any nature, foreseeable or unforeseeable, expected or unexpected, which, directly or indirectly, disrupts the economic balance of this contract or the project, or which in any other way frustrates or makes it more difficult or burdensome to achieve the purpose pursued by both parties in entering into this contract , as stated in the Preamble to this document . Likewise, it may terminate it without penalty in the event of the denial of any permit that makes the project unfeasible . ELEVENTH : Assignment of the contract The DEVELOPER may assign the rights and obligations of the contract to third parties, notifying the PROPERTY of the assignment of its contractual position within the following fifteen days, without the delay in sending the notification constituting a breach of contract .

TWELFTH : Transfer of the property The PROPERTY may sell the property, but the buyer must assume the terms of the contract, notifying the DEVELOPER. THIRTEENTH : Acknowledgment THE LESSEE and THE LESSOR (or any other natural or legal person to whom they may assign the rights and obligations arising from this contract) agree and acknowledge , by signing this contract, the participation as INTERMEDIARY of Da CELIA CAÑERO HINOJOSA, with ID number 47 . 207 . 370 - P, ( or any other natural or legal person they may designate) as INTERMEDIARY, undertaking , for this purpose, to pay the professional fees corresponding to each of them in accordance with the contract signed between them, with both the LESSEE and the LESSOR assuming the economic, legal, and technical conditions contained therein . FOURTEENTH . - Sole agreement This contract supersedes any previous agreement relating to its subject matter. Any amendments must be made in writing and signed by both parties. FIFTEENTH : Partial invalidity The invalidity of one provision shall not affect the validity of the rest of the contract . SIXTEENTH : Notifications Notifications must be sent by certified mail or registered fax to the addresses indicated . They may be sent in advance by email, but will not take effect until the certified mail or registered fax is received . SEVENTEENTH : Notarization and registration The contract may be notarized and registered in the Property Registry at the request of either party. EIGHTEENTH : Expenses and taxes The taxes and expenses arising from the contract shall be borne by the DEVELOPER .

NINETEENTH: Jurisdiction For the resolution of disputes, the parties submit to the jurisdiction of the Courts and Tribunals of the city of Alcaraz. In witness whereof, the parties sign the contract in duplicate and for a single purpose in the place and on the date indicated. THE PROPERTY Mr. José García Belmonte THE DEVELOPER Legal Representative of NGE SPAIN SOLIA RENEWABLES SL Mr. JOSÉ a MORA

ANNEX I TO THE LEASE AGREEMENT : CADASTRE REFERENCE

G OVERN M EN T DESCRIPTIVE AND GRAPHICAL CONSULTATION OF CADASTRAL DATA FOR REAL ESTATE PROPERTY Cadastral reference : 02008A046000370000PE Location: Polygon 46, Plot 37 HAZA DE MATALLANA. ALCARAZ (ALBACETE] Class: RURAL Main use : Agricultural Built area : Year of construction: UltlVO Subplot ( ) Crop/use Ú}2 L a f›oi ‹J Init›r ‹i‹1ir› rt’‹j ‹+t1in Production intensity Area m' Graphic area : 47, 667 m2 Property share : ^ * * * “ Type: Registration: ALCARAZ Unique registration code : 02002000712585 That 'doer:rrer'to r'o is a specific ca'3st - al, oe“o se* da - o' :›üeoer. Be ve“it icados e t' avês r1el "Access to unprotected cadastral maps of the FSC" Coordination date: 04/U7."2r1 17

Graphic area: 18 , 051 m² Share of the property: ** *0 ’* ƒ G OVERNMENT MINISTR Y AND PUBLIC ADMINISTRATION Location: Polígono 2 Pamela 1 C GORGOJI VIANOS (ALBACETE] Class: RURAL Main use : Agricultural Built area : Year of construction: Ü UI t iVO Subplot Cultivation/use Production intensity Area m' LAND USE AND AGRICULTURAL PRODUCTION REAL ESTATE CADASTRE DATA Cadastral reference: 02076A002000010000F H Type: Registration: ArCARAZ Unique registration code : 02002000712448 Coordination date : 0:J/U7. üt›17 vo•tc;0o& at avGsde:”Access to?toscatan<aes ao , o'e ‹do,Jela SEC

G O8IER NO U£ L$PAÑ A DESCRIPTIVE AND GRAPHICAL CONSULTATION OF CADASTRE DATA FOR REAL ESTATE PROPERTY Cadastral reference : 02076A002000020000FW Location: Polygon 2, Plot 2 C GORGOJI VIANOS [ALBACETE j Class: RUSTIC Main use : Agricultural Built area : Year of construction: Ultimate Subplot C r op/us e Production intensity Area m' Graphic area : 1 , 2591 nJ2 Property share : 100.00 "/› Type: Registration: ALCARAZ Unique registration code : 020020007 12455 Coordination date: u?/U7."2L› 17 Es*e Jo - b er to is not a cadastral certificate , its data may be e if'c=dos a * av+s de! " Access to cadastral data selected by the S - C " E ca l'?( J (J U

GOVERNME NT OF SPAI N MINISTRY OF P U BLIC WOR KS AND PUBLIC FUNCTION * * CUNbUL£A ULbLKlF I VAT AND tzBATILA OF CADASTRAL DATA FOR REAL ESTATE Cadastral reference : 02076A002000030000FA Location: Pollgono 2 Parcel 3 C GORGOJI. VIANOS [ALBACETE] Class: RURAL Main use : Agricultural Built area : Year of construction: ÉUÍtlV O subplot Cult ivo/aprovecham iento Production intensity Area m' Graphic area : 145,454 v2 Property share : ** ^0 ” Type: Registration. ALCARAZ Unique registration code : 020020007 J2470 Coordination date : u4 U7,‘üf 17

G OBIER NO DL ESPADA MIDISTER IO DESCRIPTIVE AND GRAPHICAL CONSULTATION OF CADASTRAL DATA FOR REAL ESTATE PROPERTY Cadastral reference : 02076A002000040000FB Location: Polígono 2 Paicela 4 C GOR GOJL VIANOS [ALBACETE] Class: RURAL Main use : Agricultural Built area : Year of construction: Cu|flV Q Subplot C r op/us e Production intensity Area m' Graphic area : s0 428 n›2 Property share : 1Ú0.00 ‘lu Type: Registration. ALCARAZ Unique registration code : 020020007 1 2486 Coordination date : u4/tJ7/2L^ 17

GOBER NO DL ESFAWA U/ - *JAC ILN L3A AND PUBLIC FUNCTION Location: Polygon 3 Plot 82 CORTIJO MONTE VIANOS TALBACETE J Class: RUSTIC Main use : Agricultural Built area : Year of construction: É UltlVO Subplot C r op/u s e Production intensity Area m' DESCRIPTIVE AND GRAPHICAL CONSULTATION OF CADASTRAL DATA FOR REAL ESTATE PROPERTY Cadastral reference : 02076A003000820000FG Graphic surface area : 395,770 m2 Share * 0 * * of the property: Type: Registration: ALCARAZ Unique registration code : 02002000712431 Coordination date : u4/u7 2r› 7

TWELFTH: Transfer of the property

The PROPERTY may sell the property, but the buyer must assume the terms of the contract, notifying the DEVELOPER.

THIRTEENTH: Acknowledgment

THE LESSEE and THE LESSOR (or any other natural or legal person to whom they may assign the rights and obligations arising from this contract) agree and acknowledge, by signing this contract, the participation as INTERMEDIARY of Dª **CELIA CAÑERO HINOJOSA,** with ID number 47.207.370-P, (or any other natural or legal person they may designate) as INTERMEDIARY, undertaking, for this purpose, to pay the professional fees corresponding to each of them in accordance with the contract signed between them, with both the LESSEE and the LESSOR assuming the economic, legal, and technical conditions contained therein.

FOURTEENTH.- Sole agreement

This contract supersedes any previous agreement relating to its subject matter. Any amendments must be made in writing and signed by both parties.

FIFTEENTH: Partial invalidity

The invalidity of one provision shall not affect the validity of the rest of the contract.

SIXTEENTH: Notifications

Notifications must be sent by certified mail or registered fax to the addresses indicated. They may be sent in advance by email, but will not take effect until the certified mail or registered fax is received.

SEVENTEENTH: Notarization and registration

The contract may be notarized and registered in the Property Registry at the request of either party.

EIGHTEENTH: Expenses and **taxes**

The taxes and expenses arising from the contract shall be borne by the DEVELOPER.